UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	83-4260623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33139	33139
(Address of principal executive offices)	(Zip Code)

(305) 791-1169 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NXXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 16, 2026, the Company received a letter (the “Minimum Bid Notice”) from The Nasdaq Stock Market, LLC ( “Nasdaq”) notifying the Company that, because the closing bid price for its common stock has been below $1.00 per share for 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”) and Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days. Nasdaq provided the Company with 180 days, or until September 14, 2026, to regarding compliance (the “Compliance Deadline”).

As of September 15, 2026, the Company had not regained compliance with the Minimum Bid Price Requirement. As such, on September 15, 2026, the Company received a new letter (the “Delisting Notice”) from Nasdaq notifying the Company that, as a result of the Company’s failure to regain compliance with the Minimum Bid Price Requirement by the Compliance Deadline, Nasdaq has determined to delist the Company’s common stock from the Nasdaq Capital Market. Furthermore, Nasdaq informed the Company that it is not eligible for a second 180-day period to regain compliance because the Company lacks the stockholders’ equity required to meet the initial listing standards.

The Delisting Notice stated that the common stock will be subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”) by September 22, 2026. Accordingly, the Company intends to timely request a hearing before the Panel, and at which point, such timely request will automatically stay any further suspension or delisting action by Nasdaq pending the Panel’s decision. During the appeal process with the Panel, the common stock will continue to be listed and trade on Nasdaq. However, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to regain compliance and thereafter maintain its listing on Nasdaq. In connection with the Delisting Notice, the Company has remitted the requisite hearing request fee and intends to formally request a hearing before the Panel to appeal the determination.

Further, as previously disclosed, on September 14, 2026 the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect a one-for-ten (1-for-10) reverse split of its outstanding shares of common stock (the “Reverse Split”). The Reverse Split became effective as of 12:01 a.m. on September 14, 2026 (the “Effective Date”). Since the Effective Date, the Company’s common stock has been trading above the Minimum Bid Price Requirement. There can be no assurance that the common stock will continue to trade above the Minimum Bid Price Requirement.

Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Form 8-K are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to the risks and uncertainties set forth under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Form 10-K, Form 10-Q, and other filings with the SEC, as such factors may be updated from time to time in the Company’s filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made and the Company does not undertake any duty to update these forward-looking statements, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2026
NEXTNRG, INC.

	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chief Executive Officer